Exhibit 2.2

 APPENDIX III

CONDITIONS OF THE ACQUISITION AND THE SCHEME

Part A

The Acquisition and the Scheme will comply with the Takeover Rules and, where relevant, the rules and regulations of the United States Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), and are subject to the conditions set out in this announcement and to be set out in the Scheme Document.  The Acquisition and the Scheme are governed by the laws of Ireland and subject to the exclusive jurisdiction of the courts of Ireland, which exclusivity shall not limit the right to seek provisional or protective relief in the courts of another state after any substantive proceedings have been instituted in Ireland, nor shall it limit the right to bring enforcement proceedings in another state pursuant to an Irish judgement.  For purposes of this Appendix III, to the extent the usage of such term is not clear, capitalized terms shall have the meanings set forth in Part C of this Appendix III, save where those capitalized terms are otherwise defined in Appendix II of this announcement.

The Acquisition and the Scheme will be subject to the following conditions:

1.
The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as Actavis and Warner Chilcott may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow).

2.	The Scheme will be conditional upon:

(a)
the approval of the Scheme by a majority in number of the Warner Chilcott Shareholders representing three-fourths (75 per cent.) or more in value of the Warner Chilcott Shares held by such holders, present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) held no later than the End Date;

(b)
the EGM Resolutions being duly passed by the requisite majority of Warner Chilcott Shareholders at the  Extraordinary General Meeting (or at any adjournment of such meeting) held no later than the End Date;

(c)
the sanction by the High Court (with or without modification) of the Scheme pursuant to Section 201 of the Act and the confirmation of the reduction of capital involved therein by the High Court on or before the End Date (the date on which the condition in this paragraph 2(c) is satisfied, the “Sanction Date”); and

(d)
office copies of the Court Order and the minute required by Section 75 of the Act in respect of the reduction (referred to in paragraph 2(c)), being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies.

3.
The Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(a)	the approval of the Transaction Agreement by the holders of Actavis Shares as required by the Nevada General Corporation Law and Article I of the Second Amended and Restated Bylaws of Actavis;

(b)
the NYSE shall have authorised, and not withdrawn such authorisation, for listing all of the Share Consideration to be issued in the Acquisition and all of the Holdco Shares to be delivered pursuant to the Merger subject to satisfaction of any conditions to which such approval is expressed to be subject;

(c)	all applicable waiting periods under the HSR Act shall have expired or been terminated, in each case in connection with the Acquisition;

(d)
to the extent that the Acquisition (which the Parties agree is not a concentration within the scope of the EC Merger Regulation) becomes subject to the EC Merger Regulation by virtue of an EU Member State referral:

(i)	the European Commission declares the Acquisition compatible with the common market under Article 6(1)(b), Article 8(1), or Article 8(2) of the EC Merger Regulation; and

(ii)
no formal indication having been made that an EU or EFTA state will take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the EC Merger Regulation in relation to the Acquisition or its financing;

(e)
all required regulatory Clearances shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition, under the antitrust, competition or foreign investment laws of (i) Germany, France and, to the extent applicable, Canada and (ii) any other applicable jurisdiction in which Actavis or Warner Chilcott conducts its operations that asserts jurisdiction over the Transaction Agreement, the Acquisition or the Scheme if the failure to obtain regulatory clearance in such jurisdiction could reasonably be expected to be material to Holdco (following the consummation of the Acquisition and the Merger);

(f)
no injunction, restraint or prohibition by any court of competent jurisdiction or Antitrust Order by any Relevant Authority which prohibits consummation of the Acquisition or the Merger shall have been entered and shall continue to be in effect; and

(g)	the Form S-4 shall have become effective under the United States Securities Act of 1933 (as amended), and shall not be the subject of any stop order or proceedings seeking any stop order.

4.
The Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, the Actavis Parties’ obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or waived by Actavis) on or before the Sanction Date:

(a)	(i)
The representations and warranties of Warner Chilcott set forth in the Transaction Agreement which are identified in Part B, Schedule 1, Section A shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and the representations and warranties of Warner Chilcott set forth in the Transaction Agreement which are identified in Part B, Schedule 1, Section B shall be true and correct other than as would not materially impede or prevent the consummation of the Acquisition at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this clause (i), the “Specified Warner Chilcott Representations”),

(ii)
the representations and warranties of Warner Chilcott set forth in the Transaction Agreement (other than the Specified Warner Chilcott Representations) which are qualified by a “Warner Chilcott Material Adverse Effect” qualification and which are identified in Part B, Schedule 1, Section C shall be true and correct in all respects as so qualified at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iii)
the representations and warranties of Warner Chilcott set forth in the Transaction Agreement (other than the Specified Warner Chilcott Representations) which are not qualified by a “Warner Chilcott Material Adverse Effect” qualification and which are identified in Part B, Schedule 1, Section D shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Warner Chilcott Material Adverse Effect;

provided that with respect to clauses (i), (ii) and (iii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable), only with respect to such date or period;

(b)
Warner Chilcott shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by it prior to the Sanction Date; and

(c)	Warner Chilcott shall have delivered to Actavis a certificate, dated as of the Sanction Date and signed by an executive officer of Warner Chilcott, certifying on behalf of Warner Chilcott to the effect that the conditions set forth in paragraphs 4(a) and 4(b) have been satisfied.

5.
Subject to the consent of the Panel, the Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, Warner Chilcott’s obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or waived by Warner Chilcott) on or before the Sanction Date:

(a)	(i)
The representations and warranties of Actavis set forth in the Transaction Agreement which are identified in Part B, Schedule 2, Section A shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and the representations and warranties of Actavis set forth in the Transaction Agreement which are identified in Part B, Schedule 2, Section B shall be true and correct other than as would not materially impede or prevent the consummation of the Acquisition at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this clause (i), the “Specified Actavis Representations”),

(ii)
the representations and warranties of Actavis set forth in the Transaction Agreement (other than the Specified Actavis Representations) which are qualified by a “Actavis Material Adverse Effect” qualification and which are identified in Part B, Schedule 2, Section C shall be true and correct in all respects as so qualified at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iii)
the representations and warranties of Actavis set forth in the Transaction Agreement (other than the Specified Actavis Representations) which are not qualified by a “Actavis Material Adverse Effect” qualification and which are identified in Part B, Schedule 2, Section D shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Actavis Material Adverse Effect;

provided that with respect to clauses (i), (ii) and (iii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable), only with respect to such date or period;

(b)
The Actavis Parties shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by them prior to the Sanction Date; and

(c)
Actavis shall have delivered to Warner Chilcott a certificate, dated as of the Sanction Date and signed by an executive officer of Actavis, certifying on behalf of Actavis to the effect that the conditions set forth in paragraphs 5(a) and 5(b) have been satisfied.

6.	Subject to the requirements of the Panel:

(a)
Actavis and Warner Chilcott reserve the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that both Parties agree to any such waiver; provided, further, that, notwithstanding the foregoing, Actavis may, (i) with Warner Chilcott’s consent, not to be unreasonably withheld, waive the condition in paragraph 3(e)(i), in whole or in part, at its sole discretion and such determination shall be binding upon both Parties and (ii) after consulting in good faith with Warner Chilcott, waive the condition in paragraph 3(e)(ii), in whole or in part, at its sole discretion and such determination shall be binding upon both Parties);

(b)	Actavis reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of conditions in paragraph 4); and

(c)	Warner Chilcott reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the conditions in paragraph 5.

7.	The Scheme will lapse unless it is effective on or prior to the End Date.

8.
If Actavis is required to make an offer for Warner Chilcott Shares under the provisions of Rule 9 of the Takeover Rules, Actavis may make such alterations to any of the conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.
Actavis reserves the right, subject to the prior written approval of the Panel, to effect the Acquisition by way of a takeover offer in the circumstances described in and subject to the terms of Clause 3.6 of the Transaction Agreement.  Without limiting Clause 3.6 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are at least as favourable to the Warner Chilcott Shareholders (except for an acceptance condition set at 80 per cent of the nominal value of the Warner Chilcott Shares to which such an offer relates and which are not already in the beneficial ownership of Actavis so far as applicable) as those which would apply in relation to the Scheme.

10.
As required by Rule 12(b)(i) of the Takeover Rules, to the extent that the Acquisition would give rise to a concentration with a Community dimension within the scope of the EC Merger Regulation, the Scheme shall lapse if the European Commission initiates proceedings in respect of that concentration under Article 6(1)(c) of the EC Merger Regulation or refers the concentration to a competent authority of a Member State under Article 9(1) of the EC Merger Regulation prior to the date of the Court Meeting.

Conditions of the Acquisition and the Scheme

Part B

Schedule 1, Section A

Transaction Agreement Clause Reference
Clause 6.1(b)(i) (Capital)
Clause 6.1(b)(ii) (to the extent relating to shares in the capital of Warner Chilcott) (Capital)
6.1(v) (Finders or Brokers)
The second sentence of Clause 6.1(j) (Absence of Certain Changes or Events)

Schedule 1, Section B

Transaction Agreement Clause Reference
Clause 6.1(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Schedule 1, Section C

Transaction Agreement Clause Reference
The first sentence of Clause 6.1(a) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.1(c)(ii) and Clause 6.1(c)(iii) (other than subclause (B) as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.1(f) (No Undisclosed Liabilities)
Clause 6.1(g) (Compliance with Law; Permits)
Clause 6.1(h) Environmental Laws and Regulations
Clause 6.1(i)(i), Clause 6.1(i)(ii) and Clause 6.1(i)(iii) (Employee Benefit Plans)
Clause 6.1(k) (Investigations; Litigation)
Clause 6.1(m) (Regulatory Matters)

Clause 6.1(n) (Tax Matters)
The second and third sentences of Clause 6.1(o)(i) and all of Clause 6.1(o)(ii) (Labour Matters)
Clause 6.1(p) (Intellectual Property)
Clause 6.1(q) (Real Property)
Clause 6.1(t)(ii) (Material Contracts)
Clause 6.1(u) (Insurance)
Clause 6.1(w) (FCPA and Anti-Corruption)

Schedule 1, Section D

Transaction Agreement Clause Reference
Clause 6.1(a) (other than the first sentence) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.1(b)(ii) (to the extent not relating to shares in the capital of Warner Chilcott), Clause 6.1(b)(iii) and Clause 6.1(b)(iv) (Capital)
Clause 6.1(c)(iii)(B) (as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.1(d) (Reports and Financial Statements)
Clause 6.1(e) (Internal Controls and Procedures)
Clause 6.1(i)(iv) and Clause 6.1(i)(v) (Employee Benefit Plans)
The first and third sentences of Clause 6.1(j) (Absence of Certain Changes or Events)
Clause 6.1(l) (Information Supplied)
The first sentence of Clause 6.1(o)(i) (Labour Matters)
Clause 6.1(r) (Opinion of Financial Advisor)
Clause 6.1(s) (Required Vote of Warner Chilcott Shareholders)
Clause 6.1(t)(i) (Material Contracts)
Clause 6.1(v) (Finders or Brokers)

Part B

Schedule 2, Section A

Transaction Agreement Clause Reference
Clause 6.2(b)(i) (Capital)
Clause 6.2(b)(ii) (to the extent relating to shares in the capital of Actavis) (Capital)
6.2(v) (Finders or Brokers)
The second sentence of Clause 6.2(j) (Absence of Certain Changes or Events)

Schedule 2, Section B

Transaction Agreement Clause Reference
Clause 6.2(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Schedule 2, Section C

Transaction Agreement Clause Reference
The first sentence of Clause 6.2(a) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.2(c)(ii) and Clause 6.2(c)(iii) (other than subclause (B) as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.2(f) (No Undisclosed Liabilities)
Clause 6.2(g) (Compliance with Law; Permits)
Clause 6.2(h) Environmental Laws and Regulations
Clause 6.2(i)(i), Clause 6.2(i)(ii) and Clause 6.2(i)(iii) (Employee Benefit Plans)
Clause 6.2(k) (Investigations; Litigation)
Clause 6.2(m) (Regulatory Matters)
Clause 6.2(n) (Tax Matters)
The second and third sentences of Clause 6.2(o)(i) and all of Clause 6.2(o)(ii) (Labour Matters)

Clause 6.2(p) (Intellectual Property)
Clause 6.2(q) (Real Property)
Clause 6.2(t)(ii) (Material Contracts)
Clause 6.2(u) (Insurance)
Clause 6.2(x) (FCPA and Anti-Corruption)

Schedule 2, Section D

Transaction Agreement Clause Reference
Clause 6.2(a) (other than the first sentence) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.2(b)(ii) (to the extent not relating to shares in the capital of Actavis), Clause 6.2(b)(iii) and Clause 6.2(b)(iv) (Capital)
Clause 6.2(c)(iii)(B) (as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.2(d) (Reports and Financial Statements)
Clause 6.2(e) (Internal Controls and Procedures)
Clause 6.2(i)(iv) and Clause 6.2(i)(v) (Employee Benefit Plans)
The first and third sentences of Clause 6.2(j) (Absence of Certain Changes or Events)
Clause 6.2(l) (Information Supplied)
The first sentence of Clause 6.2(o)(i) (Labour Matters)
Clause 6.2(r) (Opinion of Financial Advisor)
Clause 6(s) (Required Vote of Actavis Shareholders)
Clause 6.2(t)(i) (Material Contracts)
Clause 6.2(v) (Finders or Brokers)

Conditions of the Acquisition and the Scheme

Part C

For the purpose of these conditions, capitalized terms shall have the meanings set forth in Appendix III to this announcement, as set forth above in these conditions, and:

“Actavis Material Adverse Effect”, such event, development, occurrence, state of facts or change that has a material adverse effect on the business, operations or financial condition of Actavis and its Subsidiaries, taken as a whole, but shall not include (a) events, developments, occurrences, states of facts or changes (i) generally affecting the pharmaceuticals industry or the segments thereof in which Actavis and its Subsidiaries operate in the United States or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets, in the United States or elsewhere, (iii) resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of Actavis or any of its Subsidiaries), (iv) reflecting or resulting from changes or proposed changes in Law (including rules and regulations), interpretations thereof, regulatory conditions or US GAAP or other accounting standards (or interpretations thereof), (v) reflecting or resulting from the approval or disapproval by, or the delay of a determination of approval or disapproval by, the FDA or any other Governmental Entity, or any panel or advisory body empowered or appointed thereby, with respect to any Actavis Product candidate which is not subject to an effective marketing application approval by the FDA or other Governmental Entity as of the date of the Transaction Agreement, or (vi) resulting from actions of Actavis or any of its Subsidiaries which Warner Chilcott has expressly requested in writing or to which Warner Chilcott has expressly consented in writing (provided, that in each of the foregoing clauses (i)-(iv), such events may be taken into account to the extent Actavis is disproportionately affected relative to other similarly situated companies); or (b) any decline in the stock price of the Actavis Shares on the NYSE or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent not otherwise excluded, be considered in determining whether there is an Actavis Material Adverse Effect); or (c) any events, developments, occurrences, states of facts or changes resulting from the announcement or the existence of the Transaction Agreement or the transactions contemplated hereby or the performance of and the compliance with the Transaction Agreement, including any litigation resulting therefrom or with respect thereto (except that this clause (c) shall not apply with respect to Actavis’s representations and warranties in Clause 6.2(c)(iii) of the Transaction Agreement);

“Actavis Parties”, collectively, Actavis, Holdco, IrSub, U.S. Holdco and MergerSub;

“Actavis Shareholders”, the holders of Actavis Shares;

“Antitrust Laws”, the HSR Act and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolisation or restraint of trade;

“Antitrust Order”, any legislative, administrative or judicial action, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Acquisition or the Merger or any other transactions contemplated by the Transaction Agreement under any Antitrust Law;

“Clearances”, all consents, clearances, approvals, permissions, permits, nonactions, orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Relevant Authority or other third party;

“Community”, the European Community;

“EC Merger Regulation”, Council Regulation (EC) No. 139/2004;

“EFTA”, the European Free Trade Association;

“End Date”, the date that is nine months after the date of the Transaction Agreement; provided, that if as of such date all conditions (other than paragraphs 2(c), 2(d), 3(c), 3(d) and 3(e) of Part A) have been satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) or would be satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) if the Acquisition were completed on such date, the “End Date” shall be the date that is one year after the date of the Transaction Agreement;

“EU”, the European Union;

“EU Member State”, a state that is party to treaties of the EU and thereby subject to the privileges and obligations of membership to the EU;

“European Commission”, the executive body of the EU responsible for proposing legislation, implementing decisions, and upholding the EU's treaties;

“Extraordinary General Meeting” or “EGM”, the extraordinary general meeting of the Warner Chilcott Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be convened as soon as the preceding Court Meeting shall have been concluded or adjourned (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“FDA”, the United States Food and Drug Administration;

“Form S-4”, a registration statement on Form S-4 (of which the Joint Proxy Statement will form a part) with respect to the issuance of Holdco Shares in respect of the Scheme and Merger;

“Governmental Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing clauses (i), (ii) or (iii) of this definition, or (v) any political party;

“High Court”, the High Court of Ireland;

“Holdco Shares”, the ordinary shares of US$0.0001 each in the capital of Holdco;

“HSR Act”, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“Law”, any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license or permit of any Relevant Authority;

“Parties”, Warner Chilcott and the Actavis Parties and “Party” shall mean either Warner Chilcott, on the one hand, or Actavis or the Actavis Parties (whether individually or collectively), on the other hand (as the context requires);

“Person” or “person”, an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organisation or other entity or any Relevant Authority or any department, agency or political subdivision thereof;

“Relevant Authority”, any Irish, United States, foreign or supranational, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including, for the avoidance of doubt, the Panel, the High Court and the SEC;

“Scheme Document”, a document (or the relevant sections of the Joint Proxy Statement comprising the scheme document) (including any amendments or supplements thereto) to be distributed to Warner Chilcott Shareholders and, for information only, to Warner Chilcott Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 202 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act or the Takeover Rules and (v) such other information as Warner Chilcott and Actavis shall agree;

“Share Consideration”, means 0.160 of a Holdco Share;

“Takeover Rules”, the Irish Takeover Panel Act 1997 (as amended), Takeover Rules, 2007, as amended;

“US GAAP”, U.S. generally accepted accounting principles; and

“Warner Chilcott Material Adverse Effect”, such event, development, occurrence, state of facts or change that has a material adverse effect on the business, operations or financial condition of Warner Chilcott and its Subsidiaries, taken as a whole, but shall not include (a) events, developments, occurrences, states of facts or changes (i) generally affecting the pharmaceuticals industry or the segments thereof in which Warner Chilcott and its Subsidiaries operate in the United States or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets, in the United States or elsewhere, (iii) resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of Warner Chilcott or any of its Subsidiaries), (iv) reflecting or resulting from changes or proposed changes in Law (including rules and regulations), interpretations thereof, regulatory conditions or US GAAP or other accounting standards (or interpretations thereof), (v) reflecting or resulting from the approval or disapproval by, or the delay of a determination of approval or disapproval by, the FDA or any other Governmental Entity, or any panel or advisory body empowered or appointed thereby, with respect to any Warner Chilcott Product candidate which is not subject to an effective marketing application approval by the FDA or other Governmental Entity as of the date of the Transaction Agreement, or (vi) resulting from actions of Warner Chilcott or any of its Subsidiaries which Actavis has expressly requested in writing or to which Actavis has expressly consented in writing (provided, that in each of the foregoing clauses (i)-(iv), such events may be taken into account to the extent Warner Chilcott is disproportionately affected relative to other similarly situated companies); or (b) any decline in the stock price of the Warner Chilcott Shares on the NASDAQ Global Select Market or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent not otherwise excluded, be considered in determining whether there is a Warner Chilcott Material Adverse Effect); or (c) any events, developments, occurrences, states of facts or changes resulting from the announcement or the existence of the Transaction Agreement or the transactions contemplated hereby or the performance of and the compliance with the Transaction Agreement, including any litigation arising therefrom or with respect thereto (except that this clause (c) shall not apply with respect to Warner Chilcott’s representations and warranties in Clause 6.1(c)(iii) of the Transaction Agreement).